PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	July 29,	October 30,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$197,295	$189,928
Accounts receivable	82,522	85,540
Inventories	22,743	22,100
Other current assets	8,194	7,639

Total current assets	310,754	305,207

Property, plant and equipment, net	384,792	368,680
Investment in joint venture	93,271	79,984
Intangible assets, net	38,661	42,462
Other assets	20,212	21,521

	$847,690	$817,854

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$7,470	$5,583
Accounts payable and accrued liabilities	90,968	90,318

Total current liabilities	98,438	95,901

Long-term borrowings	170,989	152,577
Other liabilities	8,296	9,620

Equity	569,967	559,756

	$847,690	$817,854